Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of UnionBanCal Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints John F. Woods, David A. Anderson and Morris W. Hirsch and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2009, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, UnionBanCal Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

UNIONBANCAL CORPORATION
By	/s/ MASAAKI TANAKA Name: Masaaki Tanaka Title: President and Chief Executive Officer	Dated:	March 8, 2010

Signature	Title

/s/ AIDA M. ALVAREZ Aida M. Alvarez	Director	March 8, 2010
/s/ DAVID R. ANDREWS David R. Andrews	Director	March 4, 2010
/s/ NICHOLAS B. BINKLEY Nicholas B. Binkley	Director	March 3, 2010
/s/ L. DALE CRANDALL L. Dale Crandall	Director	March 4, 2010
/s/ MURRAY H. DASHE Murray H. Dashe	Director	March 3, 2010
/s/ CHRISTINE GARVEY Christine Garvey	Director	March 8, 2010

Signature	Title

/s/ MICHAEL J. GILLFILLAN Michael J. Gillfillan	Director	March 5, 2010
/s/ MOHAN S. GYANI Mohan S. Gyani	Director	March 5, 2010
/s/ TAKEO HOSHI Takeo Hoshi	Director	March 4, 2010
Yoshiaki Kawamata	Director
/s/ NOBUO KUROYANAGI Nobuo Kuroyanagi	Director	March 8, 2010
/s/ J. FERNANDO NIEBLA J. Fernando Niebla	Director	March 6, 2010
/s/ KYOTA OMORI Kyota Omori	Director	March 8, 2010
/s/ BARBARA L. RAMBO Barbara L. Rambo	Director	March 5, 2010
/s/ MASAAKI TANAKA Masaaki Tanaka	Director	March 8, 2010
/s/ DEAN A. YOOST Dean A. Yoost	Director	March 5, 2010